Exhibit 24.4



                 Consent of Independent Auditors


     We consent to the incorporation by reference to the Registration Statement (Form S-8) and related Prospectus pertaining to the Fourth Financial Corporation 1993 Incentive Stock Option Plan of our report dated February 19, 1993, with respect to the consolidated financial statements of Commercial Landmark Corporation included in the Annual Report on Form 10-K of Fourth Financial Corporation for the year ended December 31, 1993.




                              /s/ Sartain Fischbein & Co.
May 25, 1994                  SARTAIN FISCHBEIN & CO.